Exhibit 10.1

Execution Version

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT is dated as of December14, 2012, and entered into among NFR Energy LLC, a Delaware limited liability company (“Borrower”), the other parties hereto as Guarantors (together with the Borrower, the “Obligors”), Wells Fargo Bank, National Association, in its capacity as administrative agent for the Senior Indebtedness (including its successors and assigns from time to time, the “Senior Indebtedness Representative”), and Bank of America, N.A., in its capacity as administrative agent for the Second Lien Obligations (including its successors and assigns from time to time, the “Term Administrative Agent”). The Senior Indebtedness Representative and the Term Administrative Agent are collectively referred to herein as the “Lender Representatives.”

RECITALS

WHEREAS, the Borrower, the Senior Indebtedness Representative, as administrative agent, and the Senior Revolving Lenders, have entered into certain Amended and Restated Credit Agreement dated as of April 28, 2009 among the Borrower, the Senior Indebtedness Representative, as administrative agent, and the Senior Revolving Lenders providing for a revolving credit facility of up to $750,000,000 (as heretofore amended, restated, supplemented or otherwise modified, and as the same may be further amended, restated, supplemented, modified or Refinanced from time to time after the date hereof and in accordance with the terms of this Agreement, the “Senior Revolving Credit Agreement”);

WHEREAS, the Borrower, the Term Administrative Agent, as administrative agent, and the Term Lenders, are entering into that certain Second Lien Term Loan Agreement dated as of even date herewith providing for a $500,000,000 term loan (as amended, restated, supplemented, modified or Refinanced from time to time in accordance with the terms of this Agreement, the “Second Lien Term Loan Agreement”);

WHEREAS, the obligations of the Borrower under the Senior Revolving Credit Agreement and any Eligible Swap Agreements will be secured by all of the equity interests in each Guarantor and substantially all the assets of the Borrower and each Guarantor, pursuant to the terms of the Senior Revolving Collateral Documents;

WHEREAS, the obligations of the Borrower under the Second Lien Term Loan Agreement and the other Second Lien Obligations will be secured by all of the equity interests in each Guarantor and substantially all the assets of the Borrower and each Guarantor, pursuant to the terms of the Term Collateral Documents;

WHEREAS, the Senior Revolving Credit Documents and the Term Credit Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral; and

WHEREAS, in order to induce the Senior Indebtedness Representative and the Senior Revolving Claimholders to consent to the incurring of the Second Lien Obligations and to induce the Senior Revolving Claimholders to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrower, the Term Administrative Agent on behalf of the Term Claimholders has agreed to the Lien subordination, intercreditor and other provisions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms. Terms defined above shall have the meanings ascribed them. Unless otherwise indicated, capitalized terms used but not defined herein shall have the meanings given such terms in the Senior Revolving Credit Agreement as in effect on the date hereof or as amended in accordance with this Agreement; if not defined therein, such terms shall have the meaning given such terms in the Second Lien Term Loan Agreement as in effect on the date hereof or as amended in accordance with this Agreement. As used in the Agreement, the following terms shall have the following meanings:

“Agreement” means this Intercreditor Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or the State of Texas or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

“Collateral” means all of the assets and property of any Obligor, whether real, personal or mixed, constituting both Senior Revolving Collateral and Term Collateral.

“DIP Financing” has the meaning ascribed such term in Section 6.1.

“Discharge of Second Lien Obligations” means (a) satisfaction by payment in full in cash of the principal of and interest (including allowed interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding), expenses (including, without limitation, all legal fees) and premium, if any, on all Indebtedness outstanding under the Term Credit Documents and termination of the Commitments (as defined in the Second Lien Term Loan Agreement), and (b) satisfaction by payment in full in cash or otherwise of all other Second Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid.

“Discharge of Senior Indebtedness” means (a) satisfaction by payment in full in cash of the principal (but not principal in excess of the First Lien Cap) of and interest (including allowed interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding), expenses (including, without limitation, all legal fees) and premium, if any, on all Indebtedness outstanding under the Senior Revolving Credit Documents and termination of the Commitments, (b) satisfaction by payment in full in cash or otherwise of all other Senior Indebtedness that is due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid and (c) termination or cash collateralization of letters of credit, or the issuance of back-to-back letters of credit from an issuing bank acceptable to the Senior Revolving Claimholders in their sole discretion, consistent with all other Loan Documents of all letters of credit issued and outstanding under the Senior Revolving Credit Documents.

“Eligible Swap Agreement” means any present or future Swap Agreement between the Borrower or any Subsidiary that is a Guarantor and any Person that is entered into prior to the time, or during the time, that such Person was a Senior Revolving Lender or an Affiliate of a Senior Revolving Lender (including any such Swap Agreement in existence prior to the date hereof), even if such Person ceases to be a Senior Revolving Lender or an Affiliate of a Senior Revolving Lender for any reason provided that, for the avoidance of doubt, the term “Eligible Swap Agreement” shall not include any transactions entered into after the time that such Person ceases to be a Senior Revolving Lender or an Affiliate of a Senior Revolving Lender.

“Enforcement Action” means, with respect to any Second Lien Obligations or the Senior Indebtedness (as applicable): (a) any action by any Person to foreclose on the Lien of such Person in any Collateral, (b) any action to take possession or control of, or sell or otherwise realize upon the Collateral (including, without limitation, the exercise of any right under any lockbox agreement, account control agreement, letter-in-lieu, bailee’s letter or similar agreement or arrangement to which the Term Administrative Agent or any Term Lender may be a party), or (c) the commencement of (or join with any other Person in commencing) any legal proceedings or actions against any Collateral to facilitate the actions described in clauses (a) and (b) above.

“Exigent Circumstances” means an event or circumstance that materially and imminently threatens the ability of Senior Indebtedness Representative to realize upon all or any material portion of the Collateral, such as, without limitation, fraudulent or intentional removal, concealment, or abscondment thereof, destruction or material waste thereof, or the diversion of funds in violation of the Senior Revolving Credit Documents.

“First Lien Cap” means, as of any date of determination, the amount in respect of principal of the Senior Indebtedness not to exceed the greater of (a) $750,000,000 and (b) the sum of (i) the most recently established “Borrowing Base” under the Senior Revolving Credit Agreement, determined by the Senior Revolving Lenders or the Required Senior Revolving Lenders, as applicable, in their sole discretion and consistent with its normal oil and gas lending criteria as it exists at the particular time and in accordance with the Senior Revolving Credit Agreement and (ii) the principal amount of any Borrowing Base Deficiency; provided however, the amount set forth in clause (ii) shall not include (A) any additional amounts in respect of principal to the extent such excess is the result of additional Loans advanced or letters of credit issued (other than renewal of outstanding letters of credit in amounts not exceeding the outstanding face amounts) while a Borrowing Base Deficiency is in effect or (B) any Loans or letters of credit to the extent advancing such funds or issuing such letter of credit (other than renewal of outstanding letters of credit in amounts not exceeding the outstanding face amounts) would cause a Borrowing Base Deficiency. For the avoidance of doubt, the calculation of “First Lien Cap” refers only to the outstanding principal balance of Loans, the face amount of outstanding Letters of Credit under the Senior Revolving Credit Documents and does not include interest, fees or other amounts due under the Senior Revolving Credit Agreement and amounts due in respect of Eligible Swap Agreements.

“Guarantors” means each Subsidiary of the Borrower required to guarantee the Indebtedness under either the Senior Revolving Credit Agreement or the Second Lien Term Loan Agreement, as applicable.

“Hedging Obligation” means any obligation of the Borrower or any other Obligor pursuant to any Eligible Swap Agreements.

“Indebtedness” means and includes all Obligations that constitute “Indebtedness” within the meaning of the Senior Revolving Credit Agreement or the Second Lien Term Loan Agreement, as applicable, in each case as amended, restated, supplemented, modified or Refinanced from time to time as permitted pursuant to the terms of this Agreement.

“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Obligor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Obligor or with respect to a material portion of their respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Obligor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Obligor.

“Lenders” means the Senior Revolving Lenders and the Term Lenders.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties.

“Obligations” means any and all obligations with respect to the payment of (a) any principal of or interest or premium on any Indebtedness, including any reimbursement obligation in respect of any letter of credit, or any other liability, including, without limitation, interest accruing after the filing of a petition initiating any proceeding under the Bankruptcy Code, (b) any fees, indemnification obligations, expense reimbursement obligations or other liabilities payable under the documentation governing any Indebtedness, (c) any obligation to post cash collateral in respect of letters of credit or any other obligations constituting Indebtedness and (d) any Hedging Obligations.

“Obligors” has the meaning set forth in the preamble hereof.

“Pledged Collateral” has the meaning set forth in Section 5.5(a) hereof.

“Purchase Notice” has the meaning set forth in Section 5.6(a) hereof.

“Purchase Period” has the meaning set forth in Section 5.6(b) hereof.

“Recovery” has the meaning set forth in Section 6.5 hereof.

“Refinance” means any refinancing of the outstanding Indebtedness under the Senior Revolving Credit Documents or the Term Credit Documents provided that the financing documentation entered into by the Obligors in connection with such Refinancing constitute Refinancing Documents. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Documents” means any financing documentation which amends, restates, supplements or otherwise replaces the Senior Revolving Credit Documents or the Term Credit Documents and pursuant to which the outstanding Indebtedness (including continuing Liens to secure directly or indirectly Eligible Swap Agreements) under the Senior Revolving Credit Documents or the Term Credit Documents are refinanced in their entirety, as such financing documentation may be amended, supplemented, restated, refinanced or otherwise modified from time to time in compliance with this Agreement.

“Required Senior Revolving Lenders” means the “Required Lenders” under and as defined in the Senior Revolving Credit Agreement.

“Second Lien Obligations” means all “Secured Obligations” as defined in the Second Lien Term Loan Agreement. To the extent any payment with respect to the Second Lien Obligations (whether by or on behalf of any Obligor, as proceeds of security, enforcement of any right of set off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the Obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. “Second Lien Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Term Credit Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Second Lien Term Loan Agreement” has the meaning set forth in the Recitals hereto.

“Senior Indebtedness” means all Obligations outstanding under the Senior Revolving Credit Agreement and the other Senior Revolving Credit Documents and all Eligible Swap Agreements. To the extent any payment with respect to the Senior Indebtedness (whether by or on behalf of any Obligor, as proceeds of security, enforcement of any right of set off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the Obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. “Senior Indebtedness” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Senior Revolving Credit Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Senior Indebtedness Representative” has the meaning set forth in the Recitals hereto.

“Senior Revolving Claimholders” means, at any relevant time, the holders of Senior Indebtedness at such time, including without limitation the Senior Revolving Lenders and the agents under the Senior Revolving Credit Agreement.

“Senior Revolving Collateral” means all of the assets and property of any Obligor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Senior Indebtedness.

“Senior Revolving Collateral Documents” means the Security Instruments and any other agreement, document or instrument pursuant to which a Lien is granted securing any Senior Indebtedness or under which rights or remedies with respect to such Liens are governed.

“Senior Revolving Credit Agreement” has the meaning set forth in the Recitals hereto.

“Senior Revolving Credit Documents” means the Senior Revolving Credit Agreement and the Loan Documents and each of the other agreements, documents and instruments providing for or evidencing any other Senior Indebtedness, and any other document or instrument executed or delivered at any time in connection with any Senior Indebtedness, including any intercreditor or joinder agreement among holders of Senior Indebtedness, to the extent such are effective at the relevant time, as each may be modified from time to time in accordance with the terms of this Agreement.

“Senior Revolving Lenders” means the “Lenders” under and as defined in the Senior Revolving Credit Agreement.

“Senior Revolving Mortgages” means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned by any Obligor is granted to secure any Senior Indebtedness or under which rights or remedies with respect to any such Liens are governed.

“Standstill Period” has the meaning set forth in Section 3.1 hereof.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a Swap Agreement.

“Term Administrative Agent” has the meaning set forth in the preamble hereof.

“Term Claimholders” means, at any relevant time, the holders of Second Lien Obligations at such time, including without limitation the Term Lenders and the agents under the Second Lien Term Loan Agreement.

“Term Collateral” means all of the assets and property of any Obligor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Second Lien Obligations.

“Term Collateral Documents” means the Security Instruments (as defined in the Second Lien Term Loan Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Second Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“Term Credit Documents” means the Second Lien Term Loan Agreement and the Loan Documents (as defined in the Second Lien Term Loan Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other Second Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any Second Lien Obligations, as the same may be modified from time to time in accordance with the terms of this Agreement.

“Term Lenders” means the “Lenders” under and as defined in the Second Lien Term Loan Agreement.

“Term Mortgages” means a collective reference to each mortgage, deed of trust and any other document or instrument, if any, under which any Lien on real property owned by any Obligor is granted to secure any Second Lien Obligations or under which rights or remedies with respect to any such Liens are governed.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

Section 1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

ARTICLE II

LIEN PRIORITIES

Section 2.1 Relative Priorities. Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens securing the Second Lien Obligations granted on the Collateral or of any Liens securing the Senior Indebtedness granted on the Collateral and notwithstanding any provision of the UCC, or any applicable law or the Term Credit Documents or any other circumstance whatsoever, the Term Administrative Agent, on behalf of itself and the Term Claimholders, and the Senior Indebtedness Representative, on behalf of itself and the Senior Revolving Claimholders, hereby agree that: (a) any Lien on the Collateral securing any Senior Indebtedness (in the case of principal of Senior Indebtedness, up to the First Lien Cap amount) now or hereafter held by or on behalf of the Senior Indebtedness Representative, any Senior Revolving Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any of the Second Lien Obligations; (b) any Lien on the Collateral now or hereafter held by or on behalf of the Term Administrative Agent, any Term Claimholders or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any Senior Indebtedness (but in the case of principal of Senior Indebtedness, up to the First Lien Cap amount); and (c) any Lien on the Collateral now or hereafter held by or on behalf of the Senior Indebtedness Representative, any Senior Revolving Claimholders or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, that secures any portion of Senior Indebtedness representing principal in excess of the First Lien Cap shall be subordinate in all respects to all Liens on the Collateral securing the Second Lien Obligations. All Liens on the Collateral securing any Senior Indebtedness shall, to the extent provided herein, be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Lien Obligations for all purposes, whether or not such Liens securing any Senior Indebtedness are subordinated to any Lien securing any other obligations of the Borrower, any other Obligor or any other Person. The foregoing provisions of this Section 2.1 and the other provisions of this Agreement shall not be interpreted or construed to suggest or imply any intent of any party or either the Senior Revolving Claimholders or the Term Claimholders to subordinate their Liens to any Liens other than as set forth in Section 2.1 (and nothing in this Agreement shall be construed to suggest or imply that the Second Lien Obligations themselves are subordinated to the Senior Indebtedness or vice versa).

Section 2.2 Prohibition on Contesting Liens. Each of the Term Administrative Agent, for itself and on behalf of each Term Claimholder, and the Senior Indebtedness Representative, for itself and on behalf of each Senior Revolving Claimholder, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of a Lien held by or on behalf of any of the Senior Revolving Claimholders in the Senior Revolving Collateral or by or on behalf of any of the Term Claimholders in the Term Collateral, as the case may be; provided that nothing in this Agreement (a) shall be construed to prevent or impair the rights of the Senior Indebtedness Representative or any Senior Revolving Claimholder to enforce this Agreement, including the priority of the Liens securing the Senior Indebtedness as provided in Sections 2.1 and 3.1, or vote on a plan of reorganization in an Insolvency or Liquidation

Proceeding; or (b) shall be construed to prevent or impair the rights of the Term Administrative Agent or any Term Claimholder to enforce this Agreement, including the priority of the Liens securing the Second Lien Obligations as provided in Sections 2.1 and 3.1, or vote on a plan of reorganization in an Insolvency or Liquidation Proceeding.

Section 2.3 No New Liens. So long as the Discharge of Senior Indebtedness has not occurred, (a) the Term Administrative Agent, on behalf of the Term Claimholders, hereby agrees that neither the Term Administrative Agent nor any Term Claimholder will accept or receive from the Borrower or any Guarantor any additional Liens on any asset or property to secure any Second Lien Obligation unless the Borrower or such Guarantor has granted a senior Lien on such asset or property to secure the Senior Indebtedness, and (b) the Senior Indebtedness Representative, on behalf of the Senior Revolving Claimholders, hereby agrees that neither the Senior Indebtedness Representative nor any Senior Revolving Claimholder will accept or receive from the Borrower or any Guarantor any additional Liens on any asset or property to secure any Senior Indebtedness unless the Borrower or such Guarantor has granted a junior Lien on such asset or property to secure the Second Lien Obligations. Any such Lien referred to in the first sentence of this Section 2.3 shall be subject to the provisions of Section 2.1 and Section 3.1. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the Senior Indebtedness Representative, the Senior Revolving Claimholders, the Term Administrative Agent and/or the Term Claimholders, each of the Senior Indebtedness Representative, on behalf of the Senior Revolving Claimholders, and the Term Administrative Agent, on behalf of Term Claimholders, hereby agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

Section 2.4 Similar Liens and Agreements. The Lender Representatives agree that it is their intention that the Senior Revolving Collateral and the Term Collateral be identical. To the extent that, notwithstanding this Section 2.4, the Senior Revolving Collateral and Term Collateral are not identical, (i) the Term Administrative Agent, on behalf of Term Claimholders, agrees that any amounts received by or distributed to any of them after an Enforcement Action pursuant to or as a result of Liens on Term Collateral that is not Senior Revolving Collateral, shall be subject to Section 4.2, and (ii) the Senior Indebtedness Representative, on behalf of the Senior Revolving Claimholders, agrees that any amounts received by or distributed to any of them after an Enforcement Action pursuant to or as a result of Liens on Senior Revolving Collateral that is not Term Collateral, shall, to the extent such amounts are in excess of the amount necessary to result in the Discharge of Senior Indebtedness, be subject to Section 4.2. In furtherance of the foregoing and of Section 8.9, the Lender Representatives agree, subject to the other provisions of this Agreement:

(a) upon request by the Senior Indebtedness Representative or the Term Administrative Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Senior Revolving Collateral and the Term Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Senior Revolving Credit Documents and the Term Credit Documents; and

(b) that the documents and agreements creating or evidencing the Senior Revolving Collateral and the Term Collateral and guarantees for the Senior Indebtedness and the Second Lien Obligations shall be in all material respects the same forms of documents other than with respect to the first Lien and the second Lien nature of the Obligations and Collateral thereunder.

ARTICLE III

ENFORCEMENT

Section 3.1 Exercise of Remedies. (a) So long as the Discharge of Senior Indebtedness has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Obligor:

(i) the Term Administrative Agent and the Term Claimholders:

(x) will not exercise or seek to exercise any rights or remedies (including setoff) with respect to any Collateral (including, without limitation, the exercise of any right under any lockbox agreement, account control agreement, letter in-lieu, bailee’s letter or similar agreement or arrangement to which the Term Administrative Agent or any Term Claimholder is a party), or institute any action or proceeding with respect to such rights or remedies against the Collateral (including any action of foreclosure); provided, however, that the Term Administrative Agent may exercise any or all such rights and remedies after the earlier of (1) the passage of a period of 180 days from the date of delivery of a notice in writing to the Senior Indebtedness Representative that an Event of Default (as defined in the Second Lien Term Loan Agreement) has occurred under the Term Credit Documents (with respect to each individual Event of Default, each a “Standstill Period”) which notice may only be delivered following the occurrence of and during the continuation of an Event of Default (as defined in the Second Lien Term Loan Agreement) under the Term Credit Documents, or (2) the date on which the Discharge of Senior Indebtedness occurs; provided, further, however, notwithstanding anything herein to the contrary, (A) in no event shall the Term Administrative Agent or any Term Claimholder exercise or continue to exercise any rights or remedies with respect to the Collateral if, notwithstanding the expiration of any outstanding Standstill Period, the Senior Indebtedness Representative or Senior Revolving Claimholders shall have already commenced, prior to the expiration of such Standstill Period, and are diligently and in good faith pursuing the exercise of any of their rights or remedies with respect to all or any material portion of the Collateral (prompt notice of such exercise to be given to the Term Administrative Agent), and (B) if, after the expiration of a Standstill Period, neither the Senior Indebtedness Representative nor any Senior Revolving Claimholder has commenced exercising such rights or remedies and the Term Administrative Agent or the Term Claimholders subsequently commences the exercise of any of their rights or remedies with respect to all or any material portion of the Collateral (prompt notice of such exercise to be given to the Senior Indebtedness Representative), then neither the Senior Indebtedness Representative nor any Senior Revolving Claimholder shall in any event commence the exercise of any of their rights and remedies with respect to the Collateral for long as the Term Administrative Agent or the Term Claimholders are diligently and in good faith pursuing such exercise of their rights and remedies with respect to all or such material portion of the Collateral;

(y) will not contest, protest or object to any foreclosure proceeding or action brought by the Senior Indebtedness Representative or any Senior Revolving Claimholder or any other exercise by the Senior Indebtedness Representative or any Senior Revolving Claimholder, of any rights and remedies relating to the Collateral under the Senior Revolving Credit Documents or otherwise so long as such proceedings or action or other exercise is not prohibited by the terms of this Agreement; and

(z) subject to its rights under clause (i)(x) above, will not object to the forbearance by the Senior Indebtedness Representative or the Senior Revolving Claimholders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral, in each case so long as the respective interests of the Term Claimholders attach to the proceeds thereof subject to the relative priorities described in Section 2 hereof; and

(ii) the Senior Indebtedness Representative and the Senior Revolving Claimholders shall have the right to enforce rights, exercise remedies (including set off and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Collateral as provided for under the Senior Revolving Credit Documents without any consultation with or the consent of the Term Administrative Agent or any Term Claimholder (but in no event shall the Senior Indebtedness Representative and the Senior Revolving Claimholders have the right to require the Term Administrative Agent or any Term Claimholder to release their Liens except as expressly provided in this Agreement);

provided, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Borrower or any other Obligor, the Term Administrative Agent may file a claim or statement of interest with respect to the Second Lien Obligations, (B) the Term Administrative Agent may accelerate the Second Lien Obligations and take any action (not adverse to the prior Liens on the Collateral securing the Senior Indebtedness, or the rights of the Senior Indebtedness Representative or any Senior Revolving Claimholder to exercise remedies in respect thereof) in order to preserve or protect its Lien on the Collateral, (C) the Term Claimholders shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Term Claimholders, including without limitation any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement, (D) the Term Claimholders shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Obligors arising under either the Bankruptcy Law or applicable non-bankruptcy law, in each case in accordance with the terms of this Agreement, (E) the Term Claimholders shall be entitled to file any proof of claim and other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Second Lien Obligations and the Collateral, (F) the Term Administrative Agent or any Term Claimholder may exercise any of its rights or remedies with respect to the Collateral after the termination of each then outstanding Standstill Period to the extent permitted by clause (i)(x) above, and (G) the Term Administrative Agent and the Term Claimholders may charge default interest pursuant to the terms of the Second Lien Term Loan Agreement. In exercising rights and remedies with respect to the Collateral, the Senior Indebtedness Representative and the Senior Revolving Claimholders may enforce the provisions of the Senior Revolving Credit Documents, and the Term Administrative Agent and the Term Claimholders may enforce the provisions of the Term Credit Documents, in each case, as applicable, and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur reasonable expenses (including, without limitation, all reasonable legal fees) in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) The Term Administrative Agent, on behalf of itself and the Term Claimholders, agrees that, it will not take or receive any Collateral or any proceeds of Collateral in connection with an Enforcement Action in violation of this Agreement.

(c) Subject to Section 3.1(a) of this Agreement, (i) the Term Administrative Agent, for itself and on behalf of the Term Claimholders, agrees that the Term Administrative Agent and the Term Claimholders will not take any action that would hinder any exercise of remedies under the Senior Revolving Credit Documents or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise, and (ii) the Term Administrative Agent, for itself and on behalf of the Term Claimholders, hereby waives any and all rights it or the Term Claimholders may have as a junior lien creditor or otherwise to object to the manner in which the Senior Indebtedness Representative or the Senior Revolving Claimholders seek to enforce or collect the Senior Indebtedness or the Liens granted in any of the Senior Revolving Collateral, regardless of whether any action or failure to act by or on behalf of the Senior Indebtedness Representative or Senior Revolving Claimholders is adverse to the interest of the Term Administrative Agent or Term Claimholders.

(d) The Senior Indebtedness Representative shall provide (i) at least ten (10) days’ notice prior to taking any Enforcement Action to the Term Administrative Agent of its intent to exercise and enforce its rights and remedies with respect to the Collateral and (ii) notice no later than one Business Day after such Enforcement Action is taken.

(e) Each Term Lender agrees that upon termination of a Standstill Period if any Term Lender or the Term Administrative Agent or other representative of such Term Lender intends to commence any Enforcement Action, then such Term Lender or the Term Administrative Agent or other representative shall first deliver notice thereof in writing to the Senior Indebtedness Representative both (i) not less than ten (10) days prior to taking any such Enforcement Action, and (ii) one (1) Business Day after such Enforcement Action is taken. Such notices may be given during a Standstill Period.

Section 3.2 Cooperation. Subject to its rights after the expiration of each outstanding Standstill Period and subject to Section 3.1(a) of this Agreement, the Term Administrative Agent, on behalf of itself and the Term Claimholders, agrees that, unless and until the Discharge of Senior Indebtedness has occurred, it will not commence, or join with any Person in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding (including, without limitation, any Insolvency or Liquidation Proceeding) with respect to any Lien held by it under the Term Collateral Documents or any other Term Credit Document or otherwise.

Section 3.3 Coordination of Enforcement Efforts. Without providing any rights or benefits to the Borrower or any Obligor, the Senior Indebtedness Representative, for itself and on behalf of the Senior Revolving Claimholders, and the Term Administrative Agent, for itself and on behalf of the Term Claimholders, agree that in the event enforcement proceedings are necessary, such parties shall reasonably discuss the possibility of undertaking a coordinated enforcement process, including an effort to attempt to sell the Collateral for fair market value as a going concern and to reasonably enter into arrangements between themselves so as to permit the ongoing operation of the business of the Borrower and the other Obligors. Failure to enter into such discussions shall in no way affect the rights and/or obligations of any party as set forth in this Agreement. In addition, the Term Administrative Agent and the Term Claimholders may join in (but not control) any judicial foreclosure proceeding or other judicial lien enforcement proceeding with respect to the Collateral initiated by the Senior Indebtedness Representative or any Senior Revolving Claimholder, to the extent that any such action could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with the exercise of such remedy or remedies by the Senior Indebtedness Representative or such Senior Revolving Claimholder.

ARTICLE IV

PAYMENTS

Section 4.1 Application of Proceeds. So long as the Discharge of Senior Indebtedness has not occurred, any proceeds of Collateral received by the Senior Indebtedness Representative or any Senior Revolving Claimholders in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies, shall be applied by the Senior Indebtedness Representative to the Senior Indebtedness in such order as specified in the Senior Revolving Credit Agreement up to, in the case of principal, the First Lien Cap. Upon the Discharge of Senior Indebtedness, the Senior Indebtedness Representative shall deliver to the Term Administrative Agent any proceeds of Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Term Administrative Agent to the Second Lien Obligations in such order as specified in the Term Collateral Documents. Upon the payment in full of the Second Lien Obligations, the Term Administrative Agent shall deliver to the Senior Indebtedness Representative any proceeds of Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied to any amounts owed in respect of amounts of principal in excess of the First Lien Cap.

Section 4.2 Payments Over. So long as the Discharge of Senior Indebtedness has not occurred, any Collateral or proceeds thereof (together with assets or proceeds subject to Liens referred to in the final sentence of Section 2.3) received by the Term Administrative Agent or any Term Claimholders in connection with the exercise of any right or remedy (including set off) with respect to the Collateral shall be segregated and held in trust and forthwith paid over to the

Senior Indebtedness Representative for the benefit of the Senior Revolving Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Senior Indebtedness Representative is hereby authorized to make any such endorsements as agent for the Term Administrative Agent or any such Term Claimholders. This authorization is limited to the specific matters described in the preceding sentence and is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms. After the Discharge of Senior Indebtedness has occurred, any amount received by or distributed to the Senior Indebtedness Representative or any Senior Revolving Claimholder after an Enforcement Action pursuant to or as a result of Liens on Collateral shall be segregated and held in trust and forthwith paid over to the Term Administrative Agent for the benefit of the Term Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Term Administrative Agent is hereby authorized to make any such endorsements as agent for the Senior Indebtedness Representative or any such Senior Revolving Claimholder. This authorization is limited to the specific matters described in the preceding sentence and is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms. After the Discharge of Second Lien Obligations has occurred, if there are principal amounts still owing to any Senior Revolving Claimholder in excess of the First Lien Cap amount, any amount received by or distributed to the Term Administrative Agent or any Term Claimholder after an Enforcement Action pursuant to or as a result of Liens on Collateral shall be segregated and held in trust and forthwith paid over to the Senior Indebtedness Representative for the benefit of the Senior Revolving Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Senior Indebtedness Representative is hereby authorized to make any such endorsements as agent for the Term Administrative Agent or any such Term Claimholder. This authorization is limited to the specific matters described in the preceding sentence and is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

Section 4.3 Scheduled Payments of Second Lien Obligations. The parties hereto agree that nothing in this Agreement or any Senior Revolving Credit Document shall be construed to prohibit, restrict or otherwise limit the ability of the Borrower or any Guarantor to pay, and the ability of the Term Lenders to receive, scheduled principal and other interest payments in accordance with the Second Lien Term Loan Agreement and the other Term Credit Documents.

ARTICLE V

OTHER AGREEMENTS

Section 5.1 Releases.

(a) If, in connection with:

(i) any sale of any Collateral permitted under the Second Lien Term Loan Agreement to cure a Borrowing Base Deficiency under the Senior Revolving Credit Agreement; or

(ii) any sale, lease, exchange, transfer or other disposition of any Collateral permitted under the terms of both the Senior Revolving Credit Agreement and the Second Lien Term Loan Agreement,

the Senior Indebtedness Representative, for itself or on behalf of any of the Senior Revolving Claimholders, releases any of its Liens on any part of the Collateral, or releases any Obligor from its obligations under its guaranty of the Senior Indebtedness, in each case other than in connection with the Discharge of Senior Indebtedness, then the Term Administrative Agent, for itself or for the benefit of the Term Claimholders, shall release the Liens (if any) of the Term Administrative Agent on such Collateral, and the obligations of such Obligor under its guaranty of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously be released and the Term Administrative Agent, for itself or on behalf of any such Term Claimholders, promptly shall execute and deliver to the Senior Indebtedness Representative or such Obligor such termination statements, releases and other documents as may be reasonably necessary to effectively confirm such release.

(b) Until the Discharge of Senior Indebtedness occurs, the Term Administrative Agent, for itself and on behalf of the Term Claimholders, hereby irrevocably constitutes and appoints the Senior Indebtedness Representative and any officer or agent of the Senior Indebtedness Representative, with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of the Term Administrative Agent or such holder or in the Senior Indebtedness Representative’s own name, from time to time in the Senior Indebtedness Representative’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.

(c) Until the Discharge of Senior Indebtedness occurs, to the extent that the Senior Revolving Claimholders (i) have released any Lien on Collateral or any Obligor from its obligation under its guaranty and any such Liens or guaranty are later reinstated or (ii) obtain any new first priority Liens or additional guaranties from Obligors, then the Term Claimholders shall be immediately granted a second priority lien on any such Collateral and an additional guaranty, as the case may be.

Section 5.2 Insurance. The Senior Indebtedness Representative and the Senior Revolving Claimholders shall have the sole and exclusive right, subject to the rights of the Obligors under the Senior Revolving Credit Documents, to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral until the earliest to occur of (a) the Discharge of Senior Indebtedness, (b) the Senior Indebtedness Representative, in a written instrument, waives or otherwise confers such right to the Term Administrative Agent or a Term Claimholder or (c) after the occurrence and during the continuation of an Event of Default which has resulted in a Standstill Period, such Standstill Period has elapsed. Subject to the rights of the Obligors under the Senior Revolving Collateral Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to the Collateral shall be paid (w) until the Discharge of Senior Indebtedness has occurred, to the Senior Indebtedness

Representative for the benefit of the Senior Revolving Claimholders pursuant to the terms of the Senior Revolving Credit Documents (including, without limitation, for purposes of cash collateralization of letters of credit and Eligible Swap Agreements); (x) after the Discharge of Senior Indebtedness has occurred, subject to the rights of the Obligors under the Term Collateral Documents, to the Term Administrative Agent for the benefit of the Term Claimholders to the extent required under the Term Collateral Documents and then, (y) to the extent the Discharge of Second Lien Obligations has occurred, to the Senior Indebtedness Representative for the benefit of the Senior Revolving Claimholders to the extent that there are principal amounts owing in excess of the First Lien Cap amount, and (z) thereafter, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of Senior Indebtedness has occurred, if the Term Administrative Agent or any Term Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall pay such proceeds over to the Senior Indebtedness Representative in accordance with the terms of Section 4.2 of this Agreement.

Section 5.3 Amendments to Credit Documents.

(a) Unless a similar amendment, supplement or modification to the applicable Senior Revolving Credit Document(s) has been, or is concurrently being, made, without the prior written consent of the Senior Indebtedness Representative, no Term Credit Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Term Credit Document, if (i) the effect thereof would be to shorten the maturity of the Second Lien Obligations or shorten the average life or increase the amount of any payment of principal thereof or increase the interest rate by more than 200 basis points or to add scheduled recurring fee or add call or pre-payment premiums or shorten any period for payment of interest thereon (other than amendments providing for the payment of interest on a monthly basis), (ii) such action requires the payment of a consent fee (howsoever described) in excess of two percent (2%) per annum of the outstanding principal amount of the Second Lien Obligations, (iii) such action adds additional Property as collateral to secure the Second Lien Obligations unless the Borrower complies with Section 8.13(e) of the Senior Revolving Credit Agreement or (iv) such action adds any covenants or defaults without the Senior Revolving Credit Agreement being contemporaneously amended to add substantially similar covenants or defaults, provided that the foregoing shall not prohibit the execution of supplemental agreements to add guarantors if required by the terms thereof provided that any such guarantor also guarantees the Senior Indebtedness; provided, further, that the foregoing shall not prohibit the incurrence or subsequent refinancing of Incremental Term Loans, Credit Agreement Refinancing Indebtedness and Extended Loans, in each case, to the extent permitted by the Senior Revolving Credit Agreement and the Second Lien Term Loan Agreement.

The Borrower agrees that each Term Collateral Document shall include the following language (or language to similar effect approved by the Senior Indebtedness Representative):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Term Administrative Agent pursuant to this Agreement and the exercise of any right or remedy by the Term Administrative Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of December 14, 2012 as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Borrower, Wells Fargo Bank, National Association, as Senior Indebtedness Representative, Bank of America, N.A., as Term Administrative Agent, and certain other persons party or that may become party thereto from time to time.”

(b) The Senior Revolving Credit Documents and any agreements relating to Eligible Swap Agreements constituting Senior Indebtedness may be amended, supplemented, waived or otherwise modified in accordance with their terms, and the Senior Revolving Credit Agreement may be Refinanced, in each case, without the consent of the Term Administrative Agent or the Term Lenders; provided, however, that any such amendment, supplement, waiver, modification or Refinancing shall not: (i) increase any applicable interest rate or scheduled recurring fees with respect to the Senior Indebtedness more than 200 basis points, except in connection with the imposition of a default rate of interest in accordance with the terms of the Senior Revolving Credit Documents (as in effect on the date hereof); (ii) require the payment of a consent fee (howsoever described) in excess of two percent (2%) per annum of the outstanding principal amount of the Senior Indebtedness; (iii) modify the scheduled amortization of any portion of the principal amount of the Senior Indebtedness (as set forth in the Senior Revolving Credit Documents in effect on the date hereof); (iv) add or make more restrictive any event of default or any covenant with respect to the Senior Indebtedness or make any change to any event of default or any covenant which would have the effect of making such event of default or covenant more restrictive, unless a corresponding amendment is offered to the Term Lenders; (v) change any redemption, put or prepayment provisions of the Senior Indebtedness (other than in respect of Eligible Swap Agreements) in a manner adverse to the Term Lenders; (vi) directly prohibit or restrict the payment of principal of, interest on, or other amounts payable with respect to the Second Lien Obligations in a manner that is more restrictive than the prohibitions and restrictions currently contained in the Senior Revolving Credit Agreement; (vii) subordinate in right of payment any of the Senior Indebtedness, or subordinate the Lien on any of the Collateral securing the Senior Indebtedness; (viii) change the definitions of “Borrowing Base”, “Oil and Gas Properties”, or any of the component definitions thereof in a manner adverse to the Term Lenders; (ix) add additional Property as collateral to secure the Notes unless the Borrower complies with Section 8.11(e) of the Second Lien Term Loan Agreement; (x) extend the final scheduled maturity of the Senior Indebtedness (other than Eligible Swap Agreements) or any other scheduled payment date for principal, interest or any other amount in respect thereof or (xi) amend Section 2.07 of the Senior Revolving Credit Agreement in a manner adverse to the Term Lenders; provided that the foregoing shall not prohibit the execution of supplemental agreements to add guarantors if required by the terms thereof provided that any such guarantor also guarantees the Second Lien Obligations.

Section 5.4 Rights as an Unsecured Creditor. Notwithstanding anything to the contrary contained in this Agreement or any Senior Revolving Credit Document, the Term Administrative Agent and the Term Lenders may exercise all rights and remedies available to unsecured creditors in accordance with the terms of the Second Lien Term Loan Agreement, the Term Credit Documents and applicable law, and nothing in this Agreement shall prohibit the acceleration of the Second Lien Obligations or the receipt of the Term Administrative Agent or the Term Lenders of the required payments of principal and interest and other amounts, so long as such receipt is not the direct or indirect result of the exercise of the Term Administrative Agent or any Term Lenders of an Enforcement Action in contravention of this Agreement. Except as expressly set forth herein, nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Senior Indebtedness Representative or the Senior Revolving Claimholders may have with respect to the Senior Revolving Collateral.

Section 5.5 Bailee for Perfection.

(a) The Senior Indebtedness Representative agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the Uniform Commercial Code (such Collateral being the “Pledged Collateral”) as collateral agent for the Senior Revolving Claimholders and as bailee for the Term Administrative Agent and any assignee solely for the purpose of perfecting the security interest granted under the Senior Revolving Credit Documents and the Term Credit Documents, respectively, subject to the terms and conditions of this Section 5.5.

(b) Subject to the terms of this Agreement, until the Discharge of Senior Indebtedness has occurred, the Senior Indebtedness Representative shall be entitled to deal with the Pledged Collateral in accordance with the terms of the Senior Revolving Credit Documents as if the Liens of the Term Administrative Agent under the Term Collateral Documents did not exist. The rights of the Term Administrative Agent shall at all times be subject to the terms of this Agreement.

(c) The Senior Indebtedness Representative shall have no obligation whatsoever to the Senior Revolving Claimholders and the Term Administrative Agent or any Term Claimholder to ensure that the Pledged Collateral is genuine or owned by any of the Obligors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5. The duties or responsibilities of the Senior Indebtedness Representative under this Section 5.5 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.5.

(d) The Senior Indebtedness Representative acting pursuant to this Section 5.5 shall not have by reason of the Senior Revolving Collateral Documents, the Term Collateral Documents, this Agreement or any other document a fiduciary relationship in respect of the Senior Revolving Claimholders, the Term Administrative Agent or any Term Claimholder.

(e) Upon the Discharge of Senior Indebtedness under the Senior Revolving Credit Documents to which the Senior Indebtedness Representative is a party, the Senior Indebtedness Representative shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements, to the Term Administrative Agent to the extent Second Lien Obligations remain outstanding, and the Senior Indebtedness Representative further agrees to take all other action reasonably requested by the Term Administrative Agent in connection with it obtaining a first priority interest in the Collateral in such a situation. Upon the Discharge of Second Lien Obligations under the Term Credit Documents to which the Term Administrative Agent is a party, the Term Administrative Agent shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements, to the Senior Indebtedness Representatives to the extent that any principal in excess of the First Lien Cap amount remains outstanding under the Senior Revolving Credit Documents, and the Term Administrative Agent further agrees to take all other action reasonably requested by the Senior Indebtedness Representative in connection with it obtaining a first priority interest in the Collateral in such a situation.

Section 5.6 Purchase Option.

(a) The Senior Indebtedness Representative, on behalf of itself and the holders of Senior Indebtedness, agrees that if (i) an Event of Default under the Senior Revolving Credit Documents has occurred and is continuing, and as a result of such Event of Default under the Senior Revolving Credit Documents (A) the Senior Indebtedness has been accelerated and/or (B) the Majority Lenders are pursuing remedies of foreclosure against the Collateral (the “Trigger Event”), or (ii) an Insolvency or Liquidation Proceeding is commenced by or against the Borrower or any other Obligor, then the Term Claimholders shall have the right and option to purchase the entire aggregate amount of outstanding Senior Indebtedness (including unfunded commitments) up to, in the case of principal, the First Lien Cap amount, at a price of not less than par, plus all accrued and unpaid interest and fees, together with cash collateral for all outstanding letters of credit in an amount equal to 105% of the undrawn and available amount consistent with all other Senior Revolving Credit Documents of all letters of credit outstanding under the Senior Revolving Credit Documents, and a payment for all then outstanding Eligible Swap Agreements at a price equal to the sum of any unpaid amounts then due in respect of such Eligible Swap Agreements plus or minus a net amount quoted by the Senior Revolving Claimholder party to such Eligible Swap Agreement that would be paid to assign or novate each such Eligible Swap Agreement in the ordinary course of its business. Such sale shall be without warranty or representation or recourse other than as provided in standard LSTA documentation for par trades. To exercise the option following a Trigger Event, the Term Administrative Agent shall deliver a written notice to the Senior Indebtedness Representative and the Senior Revolving Lenders, which notice shall be deemed an irrevocable offer to the Senior Revolving Claimholders to purchase the Senior Indebtedness on the terms set forth in this Section (the “Purchase Notice”).

(b) Upon receipt of a Purchase Notice the parties to such purchase shall endeavor to close within twenty (20) days after such acceptance (such entire period referred to as the “Purchase Period”). Neither the Senior Indebtedness Representative nor the Senior Revolving Claimholders shall commence any Enforcement Action during the Purchase Period; provided, however, if, upon expiration of the Purchase Period, the parties to such purchase have not closed the transaction, then the Senior Indebtedness Representative and the holders of Senior Indebtedness shall have no further obligations pursuant to this Section and may commence any Enforcement Action in their sole discretion in accordance with the Senior Revolving Credit Documents and this Agreement; provided that if during the Purchase Period, a Senior Revolving Claimholder determines Exigent Circumstances exist, (A) it may or may direct the Senior Indebtedness Representative to take appropriate Enforcement Actions to preserve the value of the Collateral or the amount which could reasonably be expected to be recovered thereon and (B) nothing shall prevent the early termination of a Swap Agreement and the netting of amounts due in respect thereof.

ARTICLE VI

INSOLVENCY OR LIQUIDATION PROCEEDINGS

Section 6.1 Filing of Claims; Finance and Sale Issues. If no proof of claim is filed in any Insolvency or Liquidation Proceeding with respect to any Second Lien Obligations by the third (3rd) day prior to the bar date for any such proof of claim, the Senior Indebtedness Representative may, after notice to the Term Lenders or the Term Administrative Agent or other representative, file such a proof of claim on behalf of the Term Lenders, and each Term Lender hereby irrevocably appoints the Senior Indebtedness Representative as its agent and attorney-in-fact for such limited purpose; provided, that the foregoing shall not confer to the holder of any Senior Indebtedness the right to vote on behalf of the Term Lenders in any Insolvency or Liquidation Proceedings or any other right. Until the Discharge of Senior Indebtedness has occurred, if the Borrower or any other Obligor shall be subject to any Insolvency or Liquidation Proceeding and the Senior Indebtedness Representative shall desire to permit the use of cash collateral on which the Senior Indebtedness Representative or any other creditor has a Lien or to permit the Borrower or any other Obligor to obtain financing from the Senior Revolving Claimholders under Section 363 or Section 364 of Title 11 of the United States Code or any similar Bankruptcy Law (each, a “DIP Financing”) in an aggregate outstanding principal amount when combined with the outstanding principal amount of the Senior Indebtedness not to exceed the First Lien Cap, then the Term Administrative Agent, on behalf of itself and the Term Claimholders, agrees that it will raise no objection to such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except as expressly agreed by the Senior Indebtedness Representative or to the extent permitted by Section 6.3) and, to the extent the Liens securing the Senior Indebtedness are subordinated or pari passu with such DIP Financing, the Term Administrative Agent will subordinate its Liens in the Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto); provided, however, that the foregoing shall not prevent the Term Lenders from (a) objecting to any DIP Financing relating to any provision or content of a plan of reorganization, (b) proposing any other DIP Financing to the Borrower or the bankruptcy court, (c) objecting to any term of the DIP Financing requiring the liquidation of the Collateral before a default under the DIP Financing exists, or (d) asserting any objection to the DIP Financing available to an unsecured creditor. The Term Administrative Agent on behalf of the Term Claimholders, agrees that it will raise no objection or oppose a sale or other disposition of any Collateral free and clear of its Liens or other claims under Section 363 of the Bankruptcy Code if the Senior Revolving Claimholders have consented to such sale or disposition of such assets.

Section 6.2 Relief from the Automatic Stay. Until the earlier of (a) the Discharge of Senior Indebtedness has occurred or (b) 180 days after the commencement of an Insolvency or Liquidation Proceeding have elapsed, the Term Administrative Agent, on behalf of itself and the Term Claimholders, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the Senior Indebtedness Representative. If after the expiration of the foregoing period, the Term Administrative Agent or any Term Claimholder seek relief from the automatic stay or any other stay, the Term Administrative Agent will provide prompt written notice thereof.

Section 6.3 Adequate Protection. The Term Administrative Agent, on behalf of itself and the Term Claimholders, agrees that none of them shall contest (or support any other person contesting) (a) any request by the Senior Indebtedness Representative or the Senior Revolving Claimholders for adequate protection or (b) any objection by the Senior Indebtedness Representative or the Senior Revolving Claimholders to any motion, relief, action or proceeding based on the Senior Indebtedness Representative or the Senior Revolving Claimholders claiming a lack of adequate protection. Notwithstanding the foregoing provisions in Section 6.1 or this Section 6.3, in any Insolvency or Liquidation Proceeding, (i) if the Senior Revolving Claimholders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing, then the Term Administrative Agent, on behalf of itself or any of the Term Claimholders, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the Senior Indebtedness and such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the Senior Indebtedness under this Agreement, and (ii) in the event the Term Administrative Agent, on behalf of itself and the Term Claimholders, seeks or requests adequate protection in respect of Second Lien Obligations and such adequate protection is granted in the form of additional collateral, then the Term Administrative Agent, on behalf of itself or any of the Term Claimholders, agrees that the Senior Indebtedness Representative shall also be granted a senior Lien on such additional collateral as security for the Senior Indebtedness and for any such DIP Financing provided by the Senior Revolving Claimholders and that any Lien on such additional collateral securing the Second Lien Obligations shall be subordinated to the Liens on such collateral securing the Senior Indebtedness and any such DIP Financing provided by the Senior Revolving Claimholders (and all Obligations relating thereto) and to any other Liens granted to the Senior Revolving Claimholders as adequate protection on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to such Senior Indebtedness under this Agreement. Except as set forth above, the Term Administrative Agent shall not be limited from seeking adequate protection with respect to its rights in the Collateral in any Insolvency or Liquidation Proceeding (including, without limitation, adequate protection in the form of cash payments of interest or otherwise).

Section 6.4 No Waiver. Subject to Section 3.1(a) of this Agreement and other actions expressly permitted hereunder, nothing contained herein shall prohibit or in any way limit the Senior Indebtedness Representative or any Senior Revolving Claimholder from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Term Administrative Agent or any of the Term Claimholders, including the seeking by the Term Administrative Agent or any Term Claimholders of adequate protection or the asserting by the Term Administrative Agent or any Term Claimholders of any of its rights and remedies under the Term Credit Documents or otherwise. If in any Insolvency or Liquidation Proceeding, the Term Administrative Agent or any Term Lender receives a secured claim in lieu of a set-off, then such Person shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with this Agreement.

Section 6.5 Avoidance Issues. If any Senior Revolving Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Borrower or any other Obligor any amount (a “Recovery”), then such Senior Revolving Claimholders shall be entitled to a reinstatement of Senior Indebtedness with respect to all such recovered amounts; provided that the terms of this Agreement as between the parties shall not apply to any such Liens as reinstated to the extent the court ordering such Recovery determines such Recovery is due as the result of fraud, bad faith or the intentional misconduct of such Senior Revolving Claimholder. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement unless the court ordering such Recovery determines such Recovery is due as the result of fraud, bad faith or the intentional misconduct of such Senior Revolving Claimholder.

Section 6.6 Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of Senior Indebtedness and on account of Second Lien Obligations, then, to the extent the debt obligations distributed on account of the Senior Indebtedness and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

Section 6.7 Post-Petition Interest.

(a) Neither the Term Administrative Agent nor any Term Claimholder shall oppose or seek to challenge any claim by the Senior Indebtedness Representative or any Senior Revolving Claimholder for allowance in any Insolvency or Liquidation Proceeding of Senior Indebtedness consisting of post-petition interest, fees or expenses to the extent of the value of the Senior Revolving Claimholder’s Lien, without regard to the existence of the Lien of the Term Administrative Agent on behalf of the Term Claimholders on the Collateral.

(b) Neither the Senior Indebtedness Representative nor any other Senior Revolving Claimholder shall oppose or seek to challenge any claim by the Term Administrative Agent or any Term Claimholder for allowance in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien of the Term Administrative Agent on behalf of the Term Claimholders on the Collateral (after taking into account the Lien of the Senior Indebtedness Representative on behalf of the Senior Revolving Claimholders on the Collateral).

Section 6.8 Waiver. The Term Administrative Agent, for itself and on behalf of the Term Claimholders, waives any claim it may hereafter have against any Senior Revolving Claimholder arising out of the election of any Senior Revolving Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding. The Senior Indebtedness Representative, for itself and on behalf of the Senior Revolving Claimholders, waives any claim it may hereafter have against any Term Claimholder arising out of the election of any Term Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code (which is not in contravention of this Agreement), and/or out of any cash collateral or financing arrangement (which is not in contravention of this Agreement) or out of any grant of a security interest of the appropriate priority (which is not in contravention of this Agreement) in connection with the Collateral in any Insolvency or Liquidation Proceeding.

Section 6.9 Asset Dispositions in an Insolvency or Liquidation Proceeding. Neither the Term Administrative Agent nor any other Term Lender shall, in an Insolvency or Liquidation Proceeding or otherwise, oppose any sale or disposition of any Property of any Obligor under Section 363 of the Bankruptcy Code that is supported by the Senior Revolving Claimholders, and the Term Administrative Agent and each other Term Lender will be deemed to have consented under Section 363 of the Bankruptcy Code to any such sale supported by the Senior Revolving Claimholders; provided in any case, the cash proceeds of such sale are used to permanently repay Senior Indebtedness and/or other permitted senior claims (i.e. “Excepted Liens”) on the assets subject of such sale. Neither the Term Administrative Agent nor any other Term Lender shall, in an Insolvency or Liquidation Proceeding or otherwise, assert in connection with any sale or disposition of any Property of any Obligor under Section 363 of the Bankruptcy Code any rights under Section 363(k) of the Bankruptcy Code or otherwise credit bid any of the Second Lien Obligations unless such credit bid includes a cash portion for any amounts with respect to the Senior Indebtedness.

Section 6.10 Separate Grants of Security and Separate Classification. Each Term Lender acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Revolving Credit Documents and the Term Credit Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Collateral, the Second Lien Obligations are fundamentally different from the Senior Indebtedness and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the Term Lenders as provided in the immediately preceding sentence, if it is held that the claims against the Senior Revolving Claimholders and Term Lenders in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Term Lenders hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Borrower and/or other Obligors in respect of the Collateral with the effect being that (i) to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Term Lenders), the Senior Revolving Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal up to the First Lien Cap amount, pre-petition interest and other claims owing in respect thereof, all amounts owing in respect of post-petition interest owing in respect thereof before any distribution is made in respect of the claims held by the Term Lenders and (ii) the Term Lenders hereby acknowledge and agree to turn over to the Senior Revolving Claimholders amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Term Lenders.

Section 6.11 Effectiveness in Insolvency or Liquidation Proceedings. This Agreement shall be effective both before and after the commencement of an Insolvency or Liquidation Proceeding. All references in this Agreement to any Obligor shall include such Obligor as a debtor-in-possession and any receiver or trustee for such Obligor in any Insolvency or Liquidation Proceeding.

ARTICLE VII

RELIANCE; WAIVERS; ETC.

Section 7.1 Reliance. Other than any reliance on the terms of this Agreement, the Senior Indebtedness Representative, on behalf of itself and the Senior Revolving Claimholders under its Senior Revolving Credit Documents, acknowledges that it and such Senior Revolving Claimholders have, independently and without reliance on the Term Administrative Agent or any Term Claimholders, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such Senior Revolving Credit Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Senior Revolving Credit Documents or this Agreement. The Term Administrative Agent, on behalf of itself and the Term Claimholders under its Term Credit Documents, acknowledges that it and such Term Claimholders have, independently and without reliance on the Senior Indebtedness Representative or any Senior Revolving Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Term Credit Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Term Credit Documents or this Agreement.

Section 7.2 No Warranties or Liability. The Senior Indebtedness Representative, on behalf of itself and the Senior Revolving Claimholders under its Senior Revolving Credit Documents, acknowledges and agrees that each of the Term Administrative Agent and the Term Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Term Credit Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Term Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Term Credit Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Term Administrative Agent, on behalf of itself and the Term Claimholders under its Term Credit Documents, acknowledges and agrees that each of the Senior Indebtedness Representative and the Senior Revolving Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Senior Revolving Credit Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Senior Revolving Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective Senior Revolving Credit Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Term Administrative Agent and the Term Claimholders shall have no duty to the Senior Indebtedness Representative or any of the Senior Revolving Claimholders, and the Senior Indebtedness Representative and the Senior Revolving Claimholders shall have no duty to the Term Administrative Agent or any of the Term Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Borrower or any other Obligor (including the Senior Revolving Credit Documents and the Term Credit Documents), regardless of any knowledge thereof which they may have or be charged with.

Section 7.3 No Waiver of Lien Priorities.

(a) No right of the Senior Revolving Claimholders, the Senior Indebtedness Representative or any of them to enforce any provision of this Agreement or any Senior Revolving Credit Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or any other Obligor or by any act or failure to act by any Senior Revolving Claimholder or the Senior Indebtedness Representative, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Senior Revolving Credit Documents or any of the Term Credit Documents, regardless of any knowledge thereof which the Senior Indebtedness Representative or the Senior Revolving Claimholders, or any of them, may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Borrower and the other Obligors under the Senior Revolving Credit Documents and subject to the provisions of Section 5.3(a), Section 5.3(b) and Section 8.4), the Senior Revolving Claimholders, the Senior Indebtedness Representative and any of them may, at any time and from time to time in accordance with the Senior Revolving Credit Documents and/or applicable law, without the consent of, or notice to, the Term Administrative Agent or any Term Claimholders, without incurring any liabilities to the Term Administrative Agent or any Term Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Term Administrative Agent or any Term Claimholders is affected, impaired or extinguished thereby) do any one or more of the following:

(i) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Senior Indebtedness or any Lien on any Senior Revolving Collateral or guaranty thereof or any liability of the Borrower or any other Obligor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Senior Indebtedness, without any restriction as to the amount, tenor or terms of any such increase or extension other than, in the case of principal, any increase in the amount thereof in excess of the First Lien Cap amount) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Senior Indebtedness Representative or any of the Senior Revolving Claimholders, the Senior Indebtedness or any of the Senior Revolving Credit Documents;

(ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Senior Revolving Collateral or any liability of the Borrower or any other Obligor to the Senior Revolving Claimholders or the Senior Indebtedness Representative, or any liability incurred directly or indirectly in respect thereof;

(iii) settle or compromise any Senior Indebtedness or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to payment of the Senior Indebtedness; and

(iv) exercise or delay in or refrain from exercising any right or remedy against the Borrower or any security or any other Obligor or any other Person, elect any remedy and otherwise deal freely with the Borrower, any other Obligor or any Senior Revolving Collateral and any security and any guarantor or any liability of the Borrower or any other Obligor to the Senior Revolving Claimholders or any liability incurred directly or indirectly in respect thereof.

(c) The Term Administrative Agent, on behalf of itself and the Term Claimholders, also agrees that the Senior Revolving Claimholders and the Senior Indebtedness Representative shall have no liability to the Term Administrative Agent or any Term Claimholders for actions taken in compliance with the terms of this Agreement (excluding actions constituting the gross negligence or willful misconduct of the Senior Indebtedness Representative or any Senior Revolving Claimholder), and the Term Administrative Agent, on behalf of itself and the Term Claimholders, hereby waives any such claim against any Senior Revolving Claimholder or the Senior Indebtedness Representative, arising out of any and all actions which the Senior Revolving Claimholders or the Senior Indebtedness Representative may take or permit or omit to take in accordance with the terms of this Agreement (excluding actions or inactions constituting the gross negligence or willful misconduct of the Senior Indebtedness Representative or any Senior Revolving Claimholder) with respect to: (i) the Senior Revolving Credit Documents, (ii) the collection of the Senior Indebtedness or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any Senior Revolving Collateral. The Term Administrative Agent, on behalf of itself and the Term Claimholders, agrees that, except as expressly provided herein, the Senior Revolving Claimholders and the Senior Indebtedness Representative have no duty to them in respect of the maintenance or preservation of the Senior Revolving Collateral, the Senior Indebtedness or otherwise.

(d) The Senior Indebtedness Representative, on behalf of itself and the Senior Revolving Claimholders, also agrees that the Term Claimholders and the Term Administrative Agent shall have no liability to the Senior Indebtedness Representative or any Senior Revolving Claimholders for actions taken in compliance with the terms of this Agreement (excluding actions constituting the gross negligence or willful misconduct of the Term Administrative Agent or any Term Claimholder), and the Senior Indebtedness Representative, on behalf of itself and the Senior Revolving Claimholders, hereby waives any such claim against any Term Claimholder or the Term Administrative Agent, arising out of any and all actions which the Term Claimholders or the Term Administrative Agent may take or permit or omit to take in accordance with the terms of this Agreement (excluding actions or inactions constituting the gross negligence or willful misconduct of the Term Administrative Agent or any Term Claimholder) with respect to: (i) the Term Credit Documents, (ii) the collection of the Second Lien Obligations or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any Term Collateral. Except as otherwise provided herein, the Senior Indebtedness Representative, on behalf of itself and the Senior Revolving Claimholders, agrees that the Term Claimholders and the Term Administrative Agent have no duty to them in respect of the maintenance or preservation of the Term Collateral, the Second Lien Obligations or otherwise.

(e) The Term Administrative Agent, on behalf of itself and the Term Claimholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Conflicts. With respect solely to the relative rights and obligations of the Senior Indebtedness Representative and the Senior Revolving Claimholders, on one hand, and the Term Administrative Agent and the Term Claimholders, on the other hand, and not with respect to any right or obligation of the Borrower or any Guarantor or Obligor under any Senior Revolving Credit Document or Term Credit Document, in the event of any conflict between the provisions of this Agreement and the provisions of the Senior Revolving Credit Documents or the Term Credit Documents, the provisions of this Agreement shall govern and control.

Section 8.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. Except as set forth herein, this is a continuing agreement of lien subordination and the Senior Revolving Claimholders may continue, at any time and without notice to the Term Administrative Agent or any Term Claimholder subject to the Term Credit Documents, to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrower or any Obligor constituting Senior Indebtedness in reliance hereof. The Term Administrative Agent, on behalf of itself and the Term Claimholders, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement absent fraud or material misrepresentation by any other party hereto with respect to the transactions contemplated hereby. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to the Borrower or any other Obligor shall include the Borrower or such Obligor as debtor and debtor in possession and any receiver or trustee for the Borrower or any other Obligor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect, (a) with respect to the Term Administrative Agent, the Term Claimholders and the Second Lien Obligations, upon the later of (i) the date upon which the obligations under the Second Lien Term Loan Agreement terminate if there are no other Second Lien Obligations outstanding on such date and (ii) if there are other Second Lien Obligations outstanding on such date, the date upon which such Second Lien Obligations terminate and (b) with respect to the Senior Indebtedness Representative, the Senior Revolving Claimholders and the Senior Indebtedness, the date on which the Senior Indebtedness is paid in full in cash and all of the Commitments of the Senior Revolving Claimholders have expired or been terminated, subject to the rights of the Senior Revolving Claimholders under Section 6.5.

Section 8.3 Amendments; Waivers. No amendment, modification, supplement or waiver of any provision of this Agreement by the Term Administrative Agent or the Senior Indebtedness Representative shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, no Obligor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly affected (which includes, but is not limited to any amendment to the Obligors’ ability to cause additional obligations to constitute Senior Indebtedness or Second Lien Obligations as the Borrower may designate).

Section 8.4 Information Concerning Financial Condition of the Borrower and its Subsidiaries. The Senior Indebtedness Representative and the Senior Revolving Claimholders, on the one hand, and the Term Claimholders and the Term Administrative Agent, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Borrower and its Subsidiaries and all endorsers and/or guarantors of the Senior Indebtedness or the Second Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Indebtedness or the Second Lien Obligations. The Senior Indebtedness Representative and the Senior Revolving Claimholders shall have no duty to advise the Term Administrative Agent or any Term Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the Senior Indebtedness Representative or any of the Senior Revolving Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Term Administrative Agent or any Term Claimholder, it or they shall be under no obligation (w) to make, and the Senior Indebtedness Representative and the Senior Revolving Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential. In addition, each of the Senior Indebtedness Representative and the Term Administrative Agent shall promptly provide the other with copies of any amendments or waivers to any of the Senior Revolving Credit Documents or Term Credit Documents, as applicable and, upon request, information regarding the amounts owing by the Borrower and the other Obligors thereunder, and the Borrower hereby consents to all such disclosures on behalf of itself and each other Obligor.

Section 8.5 Subrogation. The Term Administrative Agent, on behalf of itself and the Term Claimholders, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Indebtedness has occurred.

Section 8.6 SUBMISSION TO JURISDICTION; WAIVERS.

(a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE SOUTHERN DISTRICT OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (iii)

AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.7; AND (iv) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (iii) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.6(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 8.7 Notices. All notices to the Term Claimholders and the Senior Revolving Claimholders permitted or required under this Agreement shall also be sent to the Term Administrative Agent and the Senior Indebtedness Representative, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile (and confirmed by telephone) or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile (and confirmed by telephone) or telex, or three (3) Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of each party hereto shall be as set forth under such party’s name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

Section 8.8 Identity of Term Lenders for Notice Purposes.

(a) For purposes of any notice required or permitted to be given hereunder by the holders of the Senior Indebtedness or the Senior Indebtedness Representative to the Term Lenders, or any of them, the holders of the Senior Indebtedness and the Senior Indebtedness Representative shall be entitled to rely, conclusively, on the identity and address of each Term Lender as set forth in the Second Lien Term Loan Agreement or as otherwise set forth in the most recent notice received by the Senior Indebtedness Representative from a Term Lender referring to the Second Lien Term Loan Agreement for purposes of providing the identity and address of each Term Lender. The Term Lenders agree that any notices required to be given to the Term Lenders shall be effective if such notice is given to the Term Administrative Agent or other representative of the Term Lenders. For so long as the Second Lien Obligations are outstanding, the Term Lenders agree to designate and maintain an agent or other representative for such purposes.

(b) For purposes of any notice required or permitted to be given hereunder by the holders of the Second Lien Obligations or the Term Administrative Agent to the holders of the Senior Indebtedness or the Senior Indebtedness Representative, the Term Administrative Agent shall be entitled to rely, conclusively, on the identity and address of the Senior Indebtedness Representative as set forth in the Senior Revolving Credit Agreement or as otherwise set forth in the most recent notice received from the Senior Indebtedness Representative. The Senior Indebtedness Representative and the Senior Revolving Lenders agree that any notices required to be given to the Senior Revolving Lenders shall be effective if such notice is given to the Senior Indebtedness Representative or other representative of the Senior Revolving Lenders.

Section 8.9 Further Assurances. The Senior Indebtedness Representative, on behalf of itself and the Senior Revolving Claimholders under its Senior Revolving Credit Documents, and the Term Administrative Agent, on behalf of itself and the Term Claimholders under its Term Credit Documents, and the Borrower, agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Senior Indebtedness Representative or the Term Administrative Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

Section 8.10 APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 8.11 Binding on Successors and Assigns. This Agreement shall be binding upon the Senior Indebtedness Representative, the Senior Revolving Claimholders, the Term Administrative Agent, the Term Claimholders, the Borrower, and their respective successors and permitted assigns.

Section 8.12 Specific Performance. Each of the Senior Indebtedness Representative and the Term Administrative Agent may demand specific performance of this Agreement. The Senior Indebtedness Representative, on behalf of itself and the Senior Revolving Claimholders under its Senior Revolving Credit Documents, and the Term Administrative Agent, on behalf of itself and the Term Claimholders, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by any Senior Indebtedness Representative or the Term Administrative Agent, as the case may be.

Section 8.13 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

Section 8.14 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Borrower, the Senior Indebtedness Representative and the Term Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

Section 8.15 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

Section 8.16 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the Senior Revolving Claimholders and the Term Claimholders. No other Person shall have or be entitled to assert rights or benefits hereunder.

Section 8.17 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Senior Revolving Claimholders on the one hand and the Term Claimholders on the other hand. None of the Borrower, any other Obligor or any other creditor thereof shall have any rights hereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

Senior Indebtedness Representative:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Senior Indebtedness Representative

By:	/s/ Greg Smothers
Name:	Greg Smothers
Title:	Director

Notice Address:

Wells Fargo Bank, National Association
1000 Louisiana Street, 8th Floor
Houston, Texas 77002
Attention: Brian Malone, Managing Director
Facsimile: 713-651-8101

[Intercreditor Agreement Signature Page]

Term Administrative Agent:

BANK OF AMERICA, N.A.

By:	/s/ Alan Tapley
Name:	Alan Tapley
Title:	Assistant Vice President

Notice Address:

Bank of America, N.A.
Agency Management
901 Main Street
Mail Code: TX1-492-14-11
Dallas, Texas 75202-3714
Attention: Alan Tapley
Electronic Mail: alan.tapley@baml.com

[Intercreditor Agreement Signature Page]

The Borrower

NFR ENERGY LLC, as Borrower

By:	/s/ Shane M. Bayless
Name:	Shane M. Bayless
Title:	Chief Financial Officer

Notice Address:

NFR Energy LLC
1415 Louisiana, Suite 1600
Houston, Texas 77002
Attention: Shane Bayless
Facsimile: (832) 242-9702
Electronic Mail: sbayless@nfrenergy.com

[Intercreditor Agreement Signature Page]